UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014

TECTON CORPORATION

(Exact name of registrant as specified in charter)

Nevada	333-141817	03-0611187
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd., Suite 301

Clearwater, Florida 33760

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (727) 289-0010

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

Use of Social Media

Investors and others should note that we currently announce material information using SEC filings and press releases.  In the future, we will continue to use these channels to distribute material information about Tecton Corporation (the “Company”) and its wholly owned subsidiary, Endurance Exploration Group, LLC (“Endurance”).

Additionally, we may begin to utilize various social media to communicate important information about the Company and Endurance.  On April 2, 2013, the Securities and Exchange Commission published a Press Release clarifying rules for the use of social media and other electronic publications for the purpose of Regulation FD compliance.  Pursuant to the guidelines for Regulation FD and Internet social media, the Company submits this update to provide a list of social media web pages and websites where investors and the public can expect to find important periodic announcements about the Company and Endurance.

For a copy of the SEC Press Release on social media and Regulation FD, please visit:

http://www.sec.gov/News/PressRelease/Detail/PressRelease/1365171513574

Social Media

The Company and Endurance maintain a Facebook page at:

www.facebook.com/EnduranceExplorationGroup

Websites

http://www.enduranceexplorations.com/

Any updates to the list of social media channels we may use to communicate material information will be posted on the Investor Relations page of the Company’s website at www.enduranceexplorations.com.  This information on, or accessible through, our website and social media channels is not incorporated by reference in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Tecton Corp.

Dated: January 6, 2013	By:	/s/ Micah Eldred
Name: Micah Eldred Title: CEO

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